Exhibit 99.2

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EDITED TRANSCRIPT
SAFM - Q1 2017 Sanderson Farms Inc Earnings Call
EVENT DATE/TIME: FEBRUARY 23, 2017 / 04:00PM GMT

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

Joe Sanderson Sanderson Farms, Inc. - CEO, Chairman

Mike Cockrell Sanderson Farms, Inc. - CFO, Treasurer

Lampkin Butts Sanderson Farms, Inc. - President, COO

CONFERENCE CALL PARTICIPANTS

Heather Jones Vertical Group - Analyst

Ken Goldman JPMorgan - Analyst

Farha Aslam Stephens Inc. - Analyst

Michael Henry Cleveland Research Company - Analyst

Adam Samuelson Goldman Sachs - Analyst

Jeremy Scott CLSA Americas, LLC - Analyst

Akshay Jagdale Jefferies LLC - Analyst

Eric Gottlieb D.A. Davidson & Co. - Analyst

PRESENTATION

Operator

Good day and welcome to the Sanderson Farms Incorporated first quarter fiscal 2017 earnings conference call. Today’s call is being recorded.

At this time I would like to turn the conference over to Mr. Joe Sanderson. Please go ahead, sir.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Thank you. Good morning. Welcome to the Sanderson Farms conference call.

This morning we announced net income of $23.2 million or $1.02 per share for our first quarter of fiscal 2017. This compares to net income of $10.7 million or $0.47 per share for the first quarter of fiscal 2016. I will begin the call with comments about general market conditions and grain costs and then turn it over to Lampkin and Mike for a more detailed account of the quarter.

Before we make any further comments I will ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell - Sanderson Farms, Inc. - CFO, Treasurer

Thank you, Joe and good morning, everyone.

This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the Company. Examples of forward-looking statements include statements regarding supply and demand factors, future grain and chicken market prices, economic conditions, production levels, and our growth plans.

The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. Those risks and uncertainties are described in our most recent annual report on Form 10-K and in the Company’s quarterly report on Form 10-Q, which was filed with the SEC this morning in connection with our first fiscal quarter ended January 31, 2017.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Thank you, Mike.

Results for the first quarter reflect higher dark meat market prices compared to the start of fiscal 2016 as all avian related influenza export bans, except for China’s, were lifted last summer. Demand from retail grocery store customers has remained stable and that stability is reflected in chill pack prices, only slightly lower than during last year’s first quarter.

On the other hand market prices for boneless breast meat, sold through food service, were lower compared to last year’s first quarter and remains seasonally weak through January. The boneless market has improved somewhat in February, but food service traffic remained stubbornly slow through the first quarter. On the other hand market demand and prices for wings were seasonally strong during the quarter.

While overall market prices for chicken were higher during the quarter compared to last year, market prices for corn were slightly lower. Our feed costs were down $0.013 per pound of chicken processed during our first fiscal quarter. But despite record harvest, market prices for corn and soy bean meal have moved higher as a result of strong export demand.

Both corn and soy bean balance tables are healthy as we head into the 2017 planting season, and we still hope to have an opportunity to buy grain at prices that reflect healthy supply numbers. The next events to grain markets we’ll watch are the South American harvest, the March supply and demand report and the March 31 Planning Intentions Report.

The South American harvest was progressing well and expectations now are for good crops from the region. At its 2017 agricultural outlook forum this morning the SDA estimated corn acres in 2017 will be down 4 million acres to 90 million acres. And that acres planted in soy beans will be up to 88 million acres from 83.4 million acres last year.

Both estimates were in line with market expectations. It is not unusual for the USDA to significantly revise its outlook before the March 31 Planning Intentions Report, so we will be watching for that report. We have not priced a significant portion of our grain needs and remain close to the market.

Based on our cost through the first fiscal quarter, and what we have priced so far, when combined with prices we could have locked in through the balance of the year at yesterday’s close our grain costs for fiscal 2017 would be approximately $56.6 million more than during fiscal 2016.

This total increase for prices paid for grain, when offset by slightly lower estimated basis, would translate into a $0.014 per pound increase in our cost for processed pound of poultry. At our annual shareholders meeting two weeks ago I told our shareholders we were focused on several things as we start fiscal 2017. As I just mentioned, we are watching the quality and the quantity of the South American crops and we will be watching the March 31 Planning Intentions Report.

We will of course watch chicken production numbers and consumer spending behavior. The SGA says our industry will produce 2% more chicken in calendar 2017 than last year. Pullet placements have leveled off and egg sets are trending only 1.4% above last year. Export markets continue to face headwinds including a strong U.S. dollar, low oil prices and politics. But all countries, except China, have lifted AI-related bans and exports have improved.

Finally we will focus our efforts on our growth. Palestine is running full and St. Paul’s began processing birds in January. We expect to move that plant to full production by the first fiscal quarter of 2018. I remain optimistic about 2017. I continue to believe grain markets will, at worst, be benign. The chill pack environment remains strong and supply and demand for tray pack products seems balanced.

Food service and export demand are, again, the wild cards for 2017. The Restaurant Association’s and Restaurants Performance Index remains weak. This weakness continued in January as at least one survey showed traffic declined year-over-year by 2% at casual dining. Regardless of the markets, however, our plan for the balance of the year is to remain focused on what we can control, focused on our strategic growth plans, and let the markets take care of themselves.

At this point I will turn the call over to Lampkin for a more detailed discussion of the chicken markets and our operations during the quarter.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Thank you, Joe and good morning, everyone.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

As Joe mentioned market prices for poultry products were higher during the quarter when compared to our first quarter last year. Market prices for chill packed products reflected good demand during the quarter and averaged $1.10 cents per pound compared to last year $1.13 per pound.

Bulk leg quarter prices during our first quarter averaged $0.29 cents per pound compared to $0.218 per pound last year. Final numbers for calendar 2016 reflected the volume of all broiler meat exported during the year was higher by 5% compared to 2015 as most all AI bans have been lifted. The average price for jumbo wings was higher during our first fiscal quarter compared to last year and reflected strong seasonal demand.

Jumbo wing prices averaged $1.80 during our first quarter this year compared to $1.57 per pound during last year’s first quarter. Boneless breast meat prices averaged $1.06 during this years first quarter compared to $1.11 per pound last year. We sold 967.2 million pounds of poultry products during the first quarter a 12.4% increase from the 860.3 million pounds sold during last year’s first quarter.

Our processed pounds were up from 855 million to 983.4 million pounds. This was 1.3% higher than our previous guidance as yields were better than estimated. We expect to process approximately 1 billion pounds during our second quarter, up from 945.8 million pounds processed during last year’s second quarter.

We expect to process 1.1 billion pounds in both our third and fourth fiscal quarters, which estimates reflect a slight change in our target live weights. Prepared chicken sales were down 3.6 million on 1.5 million fewer pounds sold and a decrease in our sales price per pound of 1.4%. Our prepared chicken plant continues to perform well and is operating at near full capacity, but performance at the plant reflects weakness in food service demand.

As you know the Georgia Department of Agriculture hasn’t published an index or a market price quote for chicken in over two months and, as we said both before and after the suspension of that service, the Georgia Dock [Holburg] quote was one of several price discovery mechanisms from which to start negotiating a price with our customers for fresh chicken. The suspension of the Georgia Dock quote had no material impact on our company, and we don’t anticipate that the permanent suspension of the service will either.

As we had said, only approximately 10% of our pounds were priced using a formula that reference to Georgia Dock. And we began discussions with those customers regarding alternatives in December. We chose to not use or provide information to the new Georgia Premium Poultry Price Index because its design did not reflect the purposes for which we have used the Georgia Dock Holburg price, which was a starting place to negotiate with retail grocery customers and in some cases as a base to pricing formulas.

We believe that the previous quote accurately reflected the supply and demand dynamics of the market for retail grocery store product. The new Georgia Premium Poultry Price Index, as proposed, would have been just one index for all chicken, which we do not feel would have been an appropriate starting place to negotiate with our retail grocery store customers because it would not account for the several characteristics of retail grocery store product and the market into which that product is sold.

Accordingly the new Georgia Premium Poultry Price Index would not have met our needs. The Georgia Department of Agriculture has been a trusted market price discovery mechanism for many years and we appreciate their past and future support of our industry and our customers.

We operated well during the first fiscal quarter and the year is off to a good start in terms of operations. We will continue to look for efficiency improvements and we will do everything we can to meet our goal of performing at the top of our industry.

At this point I will turn the call over to Mike to discuss our financial statements.

Mike Cockrell - Sanderson Farms, Inc. - CFO, Treasurer

Thank you, Lampkin.

Net sales for the quarter total $688.3 million and that is up from $605.2 million in the same quarter last year. Our net income of $1.02 per share for the quarter, as Joe said, compares to $0.47 per share during last year’s first quarter.

Our cost of sales of poultry products for the three months ended January 31 as compared to the same three months a year ago increased 10.7%. That increase is a result of the increase in pounds sold, offset by slightly lower feed costs. Our feed cost per pound of poultry processed decreased 4.9% to $0.249 per pound and that compares to $0.262 per pound last year.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

While our feed cost per pound of poultry products processed were lower by $0.013 per pound our sales price per pound of poultry products increased 2.7% or $0.018 per pound compared to last year. This combination resulted in improved margin during this fiscal year compared to last.

SG&A expenses for the first quarter were $15.8 million higher than the same three months a year ago. This increase is higher marketing expenses of $7.7 million, higher start up costs at St. Pauls of $3 million, and higher accruals for our equity comp plans of $2.9 million. The Company booked no new accruals for performance shares during last year’s first quarter but booked $3.3 million in Q1 this year for the performance shares granted November 1, 2015.

Those performance shares will be earned if return on equity and return on sales targets are reached when we average fiscal 2016 performance with fiscal 2017. The target ROE under those agreements is 12.6% and the target return on sales is 3.6%. While we are only one quarter into fiscal 2017 we now believe it is probable those targets will be reached.

For the balance of the year we are modeling $40 million per quarter for SG&A. St. Pauls is up and running so SG&A will carry no more of their start up costs and we begin accruing for the new performance shares during last year during the second quarter and we did it during the first quarter this year. The guidance includes increased advertising costs that we expect for the balance of the year.

We spent $46.3 million on CapEx during the first quarter and have approved $105 million in CapEx for the fiscal year. The fiscal 2017 CapEx budget currently includes $13.7 million at St. Paul’s and of the $46.3 million we spent so far this year, $11.7 million was spent at St. Paul’s.

Our depreciation and amortization during the first quarter totaled $22.6 million and we expect approximately $98.7 million for the full fiscal year. The Company’s effective tax rate for the three months ended January 31, 2017 was 35.0% as compared to 44.9% for the same three months last year.

Recall that last year’s effective tax rate during the first quarter and the long-term deferred tax liability were impacted by the company’s decision to take advantage of legislation enacted during last year’s first quarter that allowed for bonus depreciation to be taken on qualifying assets placed into service during the 2015 calendar year.

The Company expects its effective tax rate for the remainder of 2017 to be approximately 35%.

With that, Denise, we will open the call for questions and answers.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). We’ll take our first question from Heather Jones with Vertical Group. Please go ahead.

Heather Jones - Vertical Group - Analyst

Good morning.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Good morning, Heather.

Heather Jones - Vertical Group - Analyst

I have a few quick questions. So Joe, setting aside your outlook on the feed cost side, how would you compare your optimism about supply and demand for poultry versus what you were thinking on the December call?

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

I think it is the same. We were a little surprised. Normally we get the movement on bonus breast in January. We did not see that at all. We don’t know why it came in February this year, beginning February the 6th or 8th, I can’t remember what day.

The 8th. And it has moved every day since the 8th. It would just — it is totally food service. Retail has been good all of January and all of February, but food service did not make a move until February. And I have no idea why, but food service joined the parade in February and tenders have been moving for several weeks now and finally boneless and boneless has moved up every day for a couple of weeks.

Here we are in the third week of February and boneless is still moving. I feel the same way I did. I feel like 2017 is going to be a lot like 2016 and, you know, boneless breast has moved up $0.22 a pound in the last two weeks. It just came a month late.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

The further processors are buying more product and there is more demand from them in February than we had in January. Our guys are hearing that some of the big contracts didn’t get booked until the end of January. They weren’t —

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Yes, but our street business was better too, with our major distributors.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Other than the wings at Super Bowl, the boneless.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Yes, the wings are over until March madness, but the white meat is good.

Heather Jones - Vertical Group - Analyst

So going back to the further process, do you think that is them taking advantage of what was an unusually weak market or do you think there’s been a big step up in their end demand?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

We think they put a lot in the freezer in November and December, frankly. Some of our customers were buying stuff in — particularly in December and January and put it in the freezer.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Cold storage for boneless was really high in January.

Heather Jones - Vertical Group - Analyst

Okay. And then I had a question about ABF. So we have heard from multiple people that we talk to that some producers have been going to retailers and offering them no antibiotics ever product at basically the same price as they were previously offering conventional. And I’m sure you saw the announcement out of Tyson the other day, that all brand is going to be converted to NAE.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

So, I saw the results of the shareholder vote at your annual meeting, but I was just wondering, given these dynamics, do you still feel comfortable that there is going to be a large market at retail for conventional that you don’t need to change your stance on ABF?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Absolutely we — we have gone against the grain in the past. There was a time and I can’t remember how many years ago, 10 years ago, everybody went to marinated. Everybody wanted saltwater phosphate in the chicken. We didn’t want to do that. We lost some business.

This is a marketing deal and we’ve taken another tact. We did not do this because — you need to understand we did this with research, and we did it with advertising and then we did research after we did the advertising to see if the advertising was being effective.

We did not do this blindly. Everybody does not want that product. And everybody does not believe the claims on that product nor do they understand the claims on that product and nor is that claim important to everybody.

There are other claims that are more important than that claim, and in studying the information we do not believe you can sell that product at the same price and maintain your margins. You might can sell it at the same price for awhile to get into a slot, but your margins are going to decline and you are going to have to eventually raise the price. That’s what we believe.

Heather Jones - Vertical Group - Analyst

Okay

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

And we’re not doing that to be hard headed. We’ve done that by being thorough.

Heather Jones - Vertical Group - Analyst

Okay. Thank you for the in depth answer. I appreciate it.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

You bet.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Thank you.

Operator

And we’ll take our next question from Ken Goldman with JPMorgan. Sir, please go ahead.

Ken Goldman - JPMorgan - Analyst

Hi, thank you for taking the question.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Good morning.

Ken Goldman - JPMorgan - Analyst

Good morning. So you generally are using — when you forecast, at least publicly, industry supply growth in the coming year, you use government numbers and you referenced a 2% number and I think you sort of blessed it by saying that you expect pullet numbers or seeing pullet numbers flat, exports under pressure et cetera.

I’m just curious because we are already seeing eggs sets up 1.5% plus we have — as the year ramps over the course of the year some new facilities coming on-line. So, from your perspective, I just want to make sure is that 2% reasonable in your view or a little light or a little heavy? I just wanted to get a little bit clearer sense of how you are seeing that number.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

We think — we don’t have anyway of knowing what all of the processors are going to do. We just don’t have a clue, to tell you the truth. It is based on pullet placements, it’s based on egg sets we see now.

We think and we’ve been told that one of the new plants is — they are processing what they are going to process this year. They are not going to increase their production anymore. We are at — we will increase gradually throughout the year at St. Paul’s, but what other people are going to do, we don’t know exactly.

All we know is what the pullets are and we know exportive eggs are. So we don’t see an explosion in supply. And we also believe, and I have said this three years in a row, I’ve been wrong twice, I may be right this year. I don’t think there is going to be any increase in weights this year. More NAE, if there is and I believe there will be, is not going over well for increased weights in the tray pack region.

We believe there are going to be a number of the super birds that are going to be dropping back to accommodate some smaller birds that are being required by suppliers. I mean by customers. We don’t believe that you’re going to see significantly heavier birds this year.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Ken, if you take our ramp up at St. Paul’s and [Pico’s] new production, it represents a little over 1% more volume as a percent of the interest.

Ken Goldman - JPMorgan - Analyst

Thank you. And now I’m going to try to figure out a way to get super birds into the title of my note.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

You can do it. I’ve seen it.

Ken Goldman - JPMorgan - Analyst

Thank you. Okay.

Operator

And we’ll take our next question from Farha Aslam with Stephens Incorporated.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Farha Aslam - Stephens Inc. - Analyst

Hi. Good morning.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Good morning, Farha.

Farha Aslam - Stephens Inc. - Analyst

You highlighted solid demand retail but in your press release you have pricing for your retail business down about 2.7%. Is that a level that we could expect retail to run for the full year? How do you think about retail pricing going forward?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Well, if we had old Georgia Dock right now, the Georgia Dock would be going up. Unfortunately we don’t have it. Our prices have remained flat.

Our prices with our customers hadn’t moved since Georgia Dock quit. But if we had it, it would be going up right now. We hope to have a new pricing index probably, we hope, out of Urner Barry, sometime in the future. We don’t know when that’s going to happen.

If you had one right now, it would be moving up. We think demand — I know demand in retail is excellent — it has been excellent all month. And we have actually run some tray pack plants on the weekends, a couple of weekends this month. So demand and retail is excellent. It was down compared to 2015. I think Lampkin quoted the Georgia Dock was $1.10 compared to $1.13 in 2015. It was just down a little bit. But the demand has been excellent.

Farha Aslam - Stephens Inc. - Analyst

Okay. But you are going to keep your prices flat until there is the UB Index? You won’t take your prices up?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Well, we just don’t have any basis to take them up. Our customers, we’ve agreed with our customers we will leave them where they are until we get a new index.

Farha Aslam - Stephens Inc. - Analyst

Okay. And then on the export market, could you just provide some color on your outlook on export demand and what is pricing doing at the export market right now?

Lampkin Butts - Sanderson Farms, Inc. - President, COO

This is Lampkin, good morning.

Farha Aslam - Stephens Inc. - Analyst

Good morning.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

We are optimistic about exports. We’ve seen some better demand in the last 30 days primarily due to some countries in Europe and in the EU that can’t ship into the Middle East because of AI. We are getting some better demands from there and filling some gaps.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

We sold — for most of February we have been in a $0.27 to $0.29 FOB range for leg quarters, March, we think, is going to be $0.30 to $0.31, it’s going to inch up a little bit. The weak peso in Mexico is hurting us a little bit, but even though the dollar is strong, it is thought as strong as it was, it’s helping a little bit.

Oil prices are certainly not back to normal, but in the $55 range we’ve got a little better demand coming from countries that are dependent on oil prices. Though those prices are moving up, getting better.

Farha Aslam - Stephens Inc. - Analyst

That’s helpful. And my final question is for Mike. Mike, usually you tell us or share with us your production mans for the year in terms of volume. Would you have that for us for today?

Mike Cockrell - Sanderson Farms, Inc. - CFO, Treasurer

I do indeed. Hold on one second. These numbers are going to reflect our number for the first quarter came in slightly ahead of what we guided toward because our live weight — I mean our yields were better than what we built into our model. But going forward in Q2 we expect to process 1 billion pounds and in Q3 1.064 billion and in Q4 1.093 billion for a total of the year 4.151 billion pounds.

Farha Aslam - Stephens Inc. - Analyst

Great. Thank you so much.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Absolutely.

Operator

And moving right along we will take our next question from Michael Henry with Cleveland Research. Sir, please go ahead.

Michael Henry - Cleveland Research Company - Analyst

Hi. Thank you for taking my question. I apologize if this was asked and answered because I got disconnected earlier on in the call. Two quick ones I guess. The question on the Georgia Dock going away and the new pricing mechanism, is the Urner Barry what customers are really wanting to push forth? I know you talked in the past that you let customers, kind of, decide where the starting point is. Is that what you are seeing from customers, or is there some other mechanism in addition to that people are looking at? And then in addition to that, you know, just as it relates to exports can you talk about any potential benefit from the AI issues in Asia and whether you see any greater likelihood of benefiting from the issues in China or China reopening because of the issue there’s as well? Thank you.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Well, our customers will be — we frankly initiated the contact with Urner Barry because Urner Barry are widely respected in the food service market as a fair arbiter and price discovery mechanism, they talk to processors and they talk to end users every day and everybody trusts their numbers. And we talk to them about if they would expand their — they know a lot of retailers and they know us. They know all of the players.

If they can expand their listings to include the tray packed parts it would be good. We feel like the retailers would trust them. And we think — we have one and a half retailers on Urner Barry now, that’s out of 40 or 45 that are customers.

We think if we can get Urner Barry to expand their listings that that would be a good place to start. There is really no other — there is nothing else to work with. Other than a flat price or cost plus and we are not very fond of either one of those and so that’s what we are working on right now. I don’t recall the other question. It is something about exports.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO

The AI in the EU, mainly in the EU, but also China and Asia. What we have seen so far is better demand from some Middle East countries and better prices from Middle Eastern countries. They are not able to import leg quarters from the EU so there is more demand there and it is translating into higher prices.

I don’t see that having any influence on China or whether China opens up or not. That’s a completely different political challenge in China.

Michael Henry - Cleveland Research Company - Analyst

Okay, thank you.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Thanks, Mike.

Operator

Our next question comes from Adam Samuelson with Goldman Sachs. Sir, your line is now open.

Adam Samuelson - Goldman Sachs - Analyst

Yes, thanks. Good morning, everyone.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Good morning, Adam.

Adam Samuelson - Goldman Sachs - Analyst

I was hoping to talk a little more in retail. Some of score competitors have talked about a bit more competitive environment there and lower demand as competing protein prices have fallen and availability has improved. Your comments, you seem to contradict that somewhat.

As you get into summer grilling season and you are start to plan out the spring and summer with your customers, are you worried that they will shift more of the meat case to ground beef and pork loins away from chicken and risk that you might have more volume pressures on the retail side as you get into peak demand season?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

We have seen no evidence of that through January and February and going into even March. Between January and February we have run 12 shifts on Saturdays at different retail plants because demand has been that good, and a lot of it, we are getting every feature that is available.

Adam Samuelson - Goldman Sachs - Analyst

Okay All right, That’s helpful. And then as you look at your yield that you reported on, they (inaudible) a little bit to the upside in this quarter and you adjusted some of your target weights for the balance of the year. Is there anything notable in the yield performance in terms of the (inaudible), the bird, the plant throughput that’s worth calling out or is this just normal seasonal variation with weather and such.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO

I think it is all of that. Adam, you know, we have been pointing toward improved yields for two years now, damn near every quarter. It is everything.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

It is mainly breast and wing yield . It is mainly working the plants and plants maturing and the Kinston plant maturing and the Palestine plant maturing, some of it’s the breed. You get a little better with the breed every year and things like that, it is a lot of different little things that come together and stuff we work on all the time.

Adam Samuelson - Goldman Sachs - Analyst

That’s helpful. And then finally have you seen any impact in the SG&A? Anyway to quantify some of the marketing spend and effectiveness as you’re seeing it? How are you measuring the returns of the spend? It has driven a very noticeable step up over the last several years on your SG&A dollars, and how are you looking at the efficacy of the spend (inaudible) to evaluate that?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Well, there are a lot of ways to measure, but we have a company that, in addition to our advertising company, we have another company that does research that tracks consumer reaction to our advertising and we had a meeting with them last week to determine whether or not our advertising was effective, our message was effective, our brand was effective and all of that kind of thing and I can say that we were very pleased with what we heard and we will continue our advertising program.

Adam Samuelson - Goldman Sachs - Analyst

All right. Thank you very much.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Thank you, Adam.

Operator

Our next question comes from Jeremy Scott with CLSA.

Jeremy Scott - CLSA Americas, LLC - Analyst

Good morning.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Good morning, Jeremy.

Jeremy Scott - CLSA Americas, LLC - Analyst

I just wanted to square up some of your comments on supply and demand, exports. From December — actually from November on we have seen a pretty significant up tick in exports and, as you mentioned just now, that’s continued into January and February and how that shapes up with the net domestic availability, it almost seems like if exports were to continue, which according to your comments they should, the net domestic availability of chicken should probably be down assuming that 2% head growth is offset by a little bit of cut in weight. So I was just wondering why hasn’t your view on supply and demand fundamentals improved since December?

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Well, the additional pounds of leg quarters being exported will absolutely be good for industry prices.

That’s probably part of boneless breast. We have better demand here, but also boneless breast has less dark meat to compete against because exports are up. So, some part of the move up in February in boneless breast prices.

We are saying the domestic production will be up 2% in 2017 and if exports are up another 4% or 5% we will have to deal with 1.6% product to sell domestically in 2017.

Jeremy Scott - CLSA Americas, LLC - Analyst

Okay. And just to clarify on the food service comments, was it just a shift in the inventory dynamics, or did you see something in February that suggested that the food service traffic is starting to improve again?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Boneless is up.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

It hadn’t shown up in January, the same store sales or foot traffic. It has not showed up there. We just had better demand in February.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

They may be inventorying product for ads that are coming in March, April or May, may be what is happening right now. It appears somebody’s going to run chicken tenders because chicken tenders have run up from — I don’t know what the low was.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

$1.30. Somewhere around $1.30.

Jeremy Scott - CLSA Americas, LLC - Analyst

And what are they up to now?

Lampkin Butts - Sanderson Farms, Inc. - President, COO

$1.75.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

It appears somebody is inventorying chicken tenders for some kind of ad is what it looks like to us. All of a sudden now somebody is buying a bunch of boneless breast. We don’t know if That’s for ads or if it is — we won’t know until we get the traffic data for February that’s going through food service now or if it is for something in the future.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO

We polled our customers from our further processing plant and through this time of February, they were not reporting any up tick.

Jeremy Scott - CLSA Americas, LLC - Analyst

Okay. If I could just ask maybe a longer term big picture question. If industry conditions hang on and margins normalize at levels somewhere around where they are now, where do you see your capital plans going or your plant developments over the next five years?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Well, we will continue on our same track we have followed for the past. We will continue to grow the company. Everybody knows that.

Jeremy Scott - CLSA Americas, LLC - Analyst

Good enough. Thank you.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

You bet. Thank you.

Operator

And we will take our next question from Akshay Jagdale with Jefferies.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Akshay.

Akshay Jagdale - Jefferies LLC - Analyst

Yes, good morning. I was hoping somebody else would ask this question so I don’t have to be the bad guy.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

You are not a bad guy.

Akshay Jagdale - Jefferies LLC - Analyst

If you can —

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

You just don’t know better, Akshay.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Akshay Jagdale - Jefferies LLC - Analyst

Yes, any — can you give us any insights — I know this might thought be the forum, but into the Attorney General’s request? Is it in your estimate that is related to all of these lawsuits the same issue? Is it industry wide or is it specific to you? Any color if you can.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

None, Akshay we filed an AK and the AK speaks for itself.

Akshay Jagdale - Jefferies LLC - Analyst

Okay. Got it. And then just on the supply side of things, where do you think we are as an industry in terms of age of the flock? Certainly pullet placements have slowed down, but looks like mature hen slaughter was at elevated levels for a year. I don’t know if you have a sense if that is normalized, if the age of the flock is sort of back to optimal levels. Any color there?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

I think, you know, there was a little bit of a shift in the hen flock toward more of the avigan. The avigan went from 28%, 29% of the hen flock to about 45% of the hen flock. I think people were uncertain how she was going to perform and I think people placed back, in 2014 and 2015, some extra hens because they didn’t know how she was going to perform.

And she has performed pretty good, pretty well, and so I think there were some excess hens, particularly during 2016, and so that allowed people to sell hens early and keep the flock young. We think, right now, people may be having some problems with some hens. We’ve had calls, people trying to buy eggs right now. People are a little short of eggs for whatever reason. Maybe disease problems or something.

But we think — and I think you note on the — if you’ll look at the USDA, the average hatchability has gone down from 84% down to 83% and that means they’re setting more eggs that are older out of older hens. So you can kind of get a peek from the USDA information that — while in 2015 and 2016 you had a young flock that was very productive, right now you’ve got an older flock but I think — and you’ve also — the other phenomenon that’s happening, about almost 8% of the flock is for eggs for export.

You’ve always got to count for that and we think that the flock is about right now and we think that our processing capacity wall — and until our plant gets to full capacity and Picos gets to full capacity and whenever the Mountaire plant gets — I don’t know when they’re even going to start up, what they have to do to get ready and I’m guessing they’ve got to build a bunch of chicken houses and rehabilitate that plant and be sure they have water, that was an issue at that plant at one time.

So that’s probably a 2018, 2019 story. I think the breeder flock’s about where it needs to be right now.

Akshay Jagdale - Jefferies LLC - Analyst

Super helpful. And then, just going back to retail demand. So, you mentioned a couple of things that said, you know, if there was an active measure of price right now it would be going up because — I think what you’re saying is demand’s pretty strong.

What — we don’t — obviously none of us in the industry have a good sense of pricing, right, but what would you consider — when you think of the opposite scenario, right, where demand’s weak. What do you see, like, what would it look like to you? What kind of indications would you see because we’re hearing from many people that as beef prices are coming down, whether it’s ground beef or any cuts of beef, competing proteins are having issue with prices, right.

I think Tyson mentioned it, Hormel mentioned it today. I know you’re not seeing that yet but at the same time your retail pricing’ s sort of down slightly year over year. So, I’m just trying to understand if demand was to weaken at retail how would you see that in, sort of, your shipments or —? I’m just trying to understand that better.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

I think you’d see a — excess product not going into trays and going into bulk pack product. We don’t think you’re likely to see that until after Labor Day.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO

And we saw it in November and December.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Yes. Yes.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Typical holiday stuff.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Yes, we had tons of it in November and December and we see it then. But since the turn of the year it’s been going like crazy.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Akshay, instead of running Saturdays to fill orders you’d have excess product showing up and have to be selling spot loads of the tray pack plant, that’s what would happen if demand (inaudible).

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

You’d have excess boneless breasts that would be going bulk our of a tray pack plant and we don’t usually have any dark meat but that’s because of where we sell. We’d end up with excess white meat.

Akshay Jagdale - Jefferies LLC - Analyst

Was there a period of — what period of time, I mean, I don’t even remember the last time we had an excess of retail chicken but was there a time that comes to mind? Like if you look back where this particular dynamic happened?

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Not since 2008.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Not since — probably 2003 and 2004.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Yes, it’s been a long time.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

But since that time two things have happened, you’ve had some plants close and you’ve had people shift. Remember, what year was it? 2009 when the — 2009 —.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO

7.2%.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

After the recession, I can’t remember the exact number now. I think it was a shift of 6.5% to 7%.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

7.2%

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

A little over 7%. There were 7% more chickens sold to the retail grocery stores and that has increased some every year since and that with fewer pounds — I mean no new plants other than a conversion, the supply has been static basically and the demand has increased almost every year since 2009 or after the Great Recession.

And that’s why demand has been so good there. Well, I take that back. Our plant in Kinston and then Tyson converted the plant in Georgia.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

And then the El Dorado, Arkansas closed.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

El Dorado, Arkansas closed. So there’s one new plant net.

Akshay Jagdale - Jefferies LLC - Analyst

Okay. And just one last one on the new pricing. We saw the announcement today, as well, from Urner Barry but any idea on timing as to when a price mechanism (inaudible).

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

We didn’t see an Urner Barry announcement.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

I saw a headline but it didn’t have any details with it.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

What did they say?

Akshay Jagdale - Jefferies LLC - Analyst

Yes. They just said they’re going to do a composite price or something but there was no details, yes.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Okay. We hadn’t seen that. We’ve been having discussions with them for several weeks.

Akshay Jagdale - Jefferies LLC - Analyst

Okay. I’ll pass it on. Thank you so much. Appreciate it.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Good. You bet.

Operator

Our next question comes from Eric Gottlieb with D.A. Davidson Investments. Please go ahead, sir.

Eric Gottlieb - D.A. Davidson & Co. - Analyst

Good morning, gentlemen. A couple of questions.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Good morning.

Eric Gottlieb - D.A. Davidson & Co. - Analyst

Good morning. First on pricing and the second on grain. So, with regards to Georgia Dock, given your comments that pricing would be higher now, would it incentivise customers to delay the process of switching over to another metric. And should we expect some kind of delayed wave of higher retail realized price once that happens?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

I’m going to let Lampkin answer that one.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Yes, they’re good buyers, they’re tough buyers. It would be unusual to see a lot of movement before going in to Easter. Like Joe said, it should go up now but pre-Easter is pretty slow. It would level off and maybe go down but it’s going to be in our best interest to get something in place before we get passed the Easter market. Because you would think May and the summer that those prices would move up.

So, I don’t think it’s a big impact now but it will be.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

My guess is people are going to want to look at that for a little wile.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Yes (inaudible).

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Before they jump on it.

Eric Gottlieb - D.A. Davidson & Co. - Analyst

Got it. Okay. And then regarding grain, you’d previously stated that corn should be $3.00 and soy meal was also inflated given the carry out, I forgot your estimate there though. So in our view —.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

I mean, we think — last year we paid $275 a ton for soy and the carryout on beans was 190 million bushels and to this year the carryout 400 and something million bushels and so we — I don’t know why in the world, I can’t get it in my head why soy is $330 a ton with more than double the carryout.

Eric Gottlieb - D.A. Davidson & Co. - Analyst

Well, we’re hearing a couple things that demand to Mexico, they’re artificially raising grain prices because they’re trying to buy ahead of the Boarder Tax. And then we’re also hearing that local governments are going to try to push for a slow down in grain imports as retaliation for the Boarder Tax.

So we’ve got artificial demand higher and then switching to lower. So, it’s a possibility anyway. My question is though, on that $3.00 (inaudible) number, given what you know now what would you call the soy — where corn prices should be and where soy bean should be or where do you expect them to go?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Well, I, you know, I can’t — I never argue with where our stock price is and I never argue with where the board is, the board is what it is and our stock price is what it is and —. I’m a fundamentalist and when I see you’ve got a 2.4 billion bushel carryout on corn it seems to me that corn ought not to be $3.70 a bushel. You know, we paid $3.55 last year and I think the carryout was 1.9 billion bushels and fundamentally, to me, it’s a little higher than I was expecting or my advisors were expecting.

And so I’m not going to jump out and buy a bunch of this right now with a good crop coming in from South America. There are some currency issues, the Real is a little stronger which makes South American crops not as attractive, been good exports out of the US. So, I mean, there are a lot of issues that are involved in this and I’m — you know, you have to be aware of those but it doesn’t make sense to go out and take a position with these prices, with these inventories.

Eric Gottlieb - D.A. Davidson & Co. - Analyst

Got it. Okay. My last question is, when you think about building out your plant network, I guess, every other year, 2019 is probably going to be — would be the next one, I guess. Would that be a retail facility given that the last few have been over in Big Bird or is still to be determined?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Well, all of that will come in the same announcement.

Eric Gottlieb - D.A. Davidson & Co. - Analyst

Got it. Okay. With that I’ll pass it on. Thank you.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Thank you.

Operator

And we’ll take a follow-up question from Heather Jones with Vertical Group. Please go ahead, ma’am.

Heather Jones - Vertical Group - Analyst

Hi. I just had two detailish follow-up questions. So on the $40 million per quarter SG&A guidance, did you say whether that included ESOP accruals or not?

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

It does not include any bonus or ESOP accrual.

Heather Jones - Vertical Group - Analyst

Okay. And then on the part of your retail business has been flat price — that you’re holding flat to the where the Georgia Dock last was, that’s just on that, I think I remember it being like 17% of your business that’s Georgia Dock, it’s just that piece that’s being held there, right?

Lampkin Butts - Sanderson Farms, Inc. - President, COO

10%

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

10% of our business.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Yes.

Heather Jones - Vertical Group - Analyst

10%, okay. Okay. Thank you so much.

Lampkin Butts - Sanderson Farms, Inc. - President, COO

Yes.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

You bet.

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FEBRUARY 23, 2017 / 04:00PM GMT, SAFM - Q1 2017 Sanderson Farms Inc Earnings Call

Operator

And there are no further questions. At this time I turn the conference back over to Mr. Sanderson. Sir, please go ahead.

Joe Sanderson - Sanderson Farms, Inc. - CEO, Chairman

Good. Thank you for joining us this morning and we’ll look forward to reporting our results to you throughout the year. Thank you very much.

Operator

That does conclude today’s presentation. Thank you for your participation. You may now disconnect.

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